Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

HAWAIIAN TELCOM HOLDCO, INC.

Adopted and Effective as of July 2, 2018

ARTICLE I

Offices

SECTION 1.01.  Registered Office.  The address of the registered office of Hawaiian Telcom Holdco, Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall be as specified in the Amended and Restated Certificate of Incorporation of the Corporation.

SECTION 1.02.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.  There shall be no requirement that the corporation’s principal place of business be located in the State of Delaware.

ARTICLE II

Meetings of Stockholders; Stockholders’
Consent in Lieu of Meeting

SECTION 2.01.  Annual Meeting.  The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a stockholders’ annual meeting are taken by written consent in lieu of a meeting pursuant to Section 2.03 of these By-Laws.

SECTION 2.02.  Special Meetings.  A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, the President or the Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of common stock, par value $0.01 per share, of the Corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03.  Stockholders’ Consent in Lieu of Meeting.  Any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

SECTION 2.04.  Quorum and Adjournment.  Except as otherwise provided by the DGCL, by the Amended and Restated Certificate of Incorporation of the Corporation (as may be further amended from time to time) or by these By-Laws, the presence, in person, by proxy or via remote communication, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business at all meetings of stockholders.  If, however, such a quorum shall not be present in person or represented by proxy or via remote communication at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

SECTION 2.05.  Majority Vote Required.  When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy or via remote communication at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of the DGCL, the Amended and Restated Certificate of Incorporation of the Corporation (as may be further amended from time to time) or these By-Laws a different vote is required, in which case such express provision shall govern and control.

SECTION 2.06.  Manner of Voting.  At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy or via remote communication.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for the determination of stockholders entitled to vote at such meeting.  No election of directors need be by written ballot.

SECTION 2.07.  Action by Means of Conference Telephone or Similar Communications Equipment.  Any stockholder may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Board of Directors

SECTION 3.01.  General Powers.  The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Amended and Restated Certificate of Incorporation of the Corporation (as may be further amended from time to time) directed or required to be exercised or done by the stockholders.

SECTION 3.02.  Number and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors.  The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies.  Directors need not be stockholders.  Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03.  Resignation, Removal and Vacancies.  Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.03 of these By-Laws.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 3.04.  Meetings.  (a)  Annual Meeting.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.05 of these By-Laws.

(b)  Other Meetings.  Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors or the President or the Secretary shall from time to time determine.

(c)  Notice of Meetings.  The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d)  Place of Meetings.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)  Quorum and Manner of Acting.  If the total number of directors then in office is three or more directors, one third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by the DGCL or these By-Laws.  If the total number of directors then in office is two or less directors, one director shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by the DGCL or these By-Laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)  Organization.  At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i) the President (if the President shall be a member of the Board of Directors at such time); and

(ii) any director chosen by a majority of the directors present.

The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the presiding chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.05.  Directors’ Consent in Lieu of Meeting.  Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.

SECTION 3.06.  Action by Means of Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

Committees of the Board

SECTION 4.01.  Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee.  The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.

ARTICLE V

Officers

SECTION 5.01.  Officers.  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers and assistant officers as the Board of Directors or the President from time to time may determine.

SECTION 5.02.  Authority and Duties.  Subject to such limitations as the Board of Directors may from time to time prescribe, the officers shall each have such powers and perform such duties as generally pertain to their respective offices and such further powers and duties as may be conferred from time to time by the Board of Directors or, in the case of any officer other than the President, by the President.

SECTION 5.03.  Term of Office and Removal.  All officers shall be elected or appointed by the Board of Directors or the President and shall hold office for such term as may be prescribed by the Board of Directors or the President, as the case may be.  All officers and agents elected or appointed by the Board of Directors or the President shall be subject to removal at any time by the Board of Directors or the President, as the case may be, with or without cause.

ARTICLE VI

Certificates for Shares

If any certificate for shares of the Corporation is lost, stolen or destroyed, a new certificate may be issued upon such terms or under such rules as the Board of Directors may from time to time determine or adopt.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification and Insurance

SECTION 8.01.  Indemnification.  (a)  (i) Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or any corporation which consolidates or merges with or into the Corporation and which if its separate existence had continued would have had power and authority to indemnify such person (a “Predecessor”), shall be indemnified by the Corporation and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he or she, his or her testator or his or her intestate is or was serving as a director, officer, employee or agent at the request of the Corporation, of any other corporation or any partnership, joint venture, trust or other enterprise (an “Affiliate”), may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except, in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his or her duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

(b)  Without limitation of any right conferred by paragraph (a) of this Section 8.01, (i) any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or a Predecessor and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to the Corporation or a Predecessor, shall be indemnified by the Corporation, and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he or she, his or her testator or his or her intestate is or was serving as a director, officer, employee or agent at the request of the Corporation or an Affiliate, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to such Affiliate, may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his or her duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

(c)  The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled or of any power of the Corporation apart from the provisions of this Section 8.01.

SECTION 8.02.  Insurance for Indemnification.  The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the manner permitted by the applicable laws of the United States and the State of Delaware from time to time in effect.

ARTICLE IX

Waiver of Notice

Whenever any notice is required to be given by these By-Laws or the Amended and Restated Certificate of Incorporation of the Corporation or the DGCL, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments

Any By-Law (including these By-Laws) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the DGCL or the Amended and Restated Certificate of Incorporation of the Corporation (as may be further amended from time to time).

The undersigned, as the sole stockholder of the Corporation, has executed these Amended and Restated By-Laws as of the date first written above. All By-Laws previously in effect are superseded by these Amended and Restated By-Laws.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

[Signature Page to Hawaiian Telcom Holdco, Inc. Amended and Restated By-Laws]